EXHIBIT 10.1

ASSET PURCHASE AGREEMENT

THIS AGREEMENT (the “Agreement”) is made and entered into as of this 24th day of August 2005 (the “Closing Date”), by and between US Pro Golf League, Inc. a Nevada corporation (“Purchaser”)USPGL, and Greens Worldwide Incorporated (“Seller”), GRWW.

Background

Seller is engaged in the business of marketing, managing and conducting Golf Tournaments and owns certain assets and intellectual property in connection with the US Pro Golf League, (the “Business”).  Seller wishes to sell, and Purchaser wishes to purchase all of the assets used in the Business upon and subject to the terms and conditions set forth in this Agreement.

Agreement

Now, therefore, for and in consideration of the mutual representations, warranties, covenants, and agreements contained herein and for other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto agree:

Section 1.  PURCHASE AND SALE OF ASSETS

Section 1.1

Purchase of Assets.

On and subject to the terms and conditions of this Agreement, Purchaser hereby purchases and Seller hereby sells, assigns, grants, transfers, and conveys to Purchaser all of the right, title, and interest of Seller in and to all of the assets of Seller used exclusively in the Business (collectively, the “Purchased Assets”) free and clear of any and all liens, claims, charges, security interests, and encumbrances as the same exist on the Closing Date, as follows:

a.

All intellectual property, trade name, trade secrets, trademarks,  personnel contracts, web site, strategic partnerships, sponsors, publications, operating model, manuals, and confidential information relating to the Business; and

b.

Access Development benefits contract.

c.

Section .

Excluded Liabilities.

Purchaser shall not assume or be or become liable for any liability or obligation of Seller, whether known, unknown, absolute, contingent, or otherwise, with the exception of any future obligations under royalty agreements with Brian Schindler,  Access Development corporation and Golf Action.   All other liabilities of Seller are hereinafter referred to as “Excluded Liabilities.”

Section 2.  PURCHASE PRICE AND CLOSING

Section 2.1

Purchase Price.

The Purchase price for the Purchased Assets shall be a 6% convertible promissory note in the amount of $100,000.00, attached hereto and incorporated herein. In addition, Purchaser agrees to pay Seller an amount equivalent to 8% of the Gross Revenue of Purchaser, successors and assigns for a period of 10 years from the date of closing, ending on December 31, 2015. Said payments to seller shall be made on a quarterly basis beginning with the quarter ending December 31, 2005 and continuing quarterly until December 31, 2015.

Section 2.2

Time and Place of Closing.

The closing of the purchase and sale of the Purchased Assets (the “Closing”) will be held at Hertford, NC, on August 22, 2005.  The effective time of the closing and the transfer of the Purchased Assets to Purchaser is 12:00 a.m. on the Closing Date.

Section 2.3

Transfer Expenses.

Seller shall pay all sales and transfer taxes levied on the transfer of the Purchased Assets, if any.  Ad valorem taxes, if any, relating to the Purchased Assets shall be prorated as of the Closing Date.

Section 2.4

Allocation of Purchase Price.

The consideration paid for the Purchased Assets shall be allocated among the Purchased Assets in accordance with the provisions contained in Treasury Regulation Section 1.1060-1T(d).  The parties agree to be bound by such allocation and to report the transaction contemplated herein for federal income tax purposes in accordance with such allocation.  In furtherance of the foregoing, the parties hereto agree to execute and deliver Internal Revenue Service Form 8594 reflecting such allocation.

 Section 2.5 Condition Subsequent. Purchaser and Seller agree that the Purchaser will be developing the business for the express purpose of going public or being acquired by a publicly traded entity as soon as possible.

Purchaser and Seller agree that Seller shall have the right to inspect and audit Purchaser books and records upon reasonable notice through and including the date ending 12-31-2015 with respect to verification of Gross Revenue and percentages due Seller under this agreement.

Section 3.  REPRESENTATIONS AND WARRANTIES OF SELLER

For the purpose of inducing the Purchaser to purchase the Purchased Assets, Seller represents and warrants to Purchaser as follows:

Section 3.1

Organization and Qualification.

Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Arizona and has all corporate power and authority to conduct the Business, and to own, lease, or operate the Purchased Assets in the places where the Business is conducted and the Purchased Assets are owned, leased, or operated.

Section 3.2

Authority.

Seller has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery, and performance of this Agreement by Seller has been duly and validly authorized and approved by all necessary action on the part of Seller.  This Agreement is the legal, valid, and binding obligation of Seller enforceable against Seller in accordance with its terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally, and to the exercise of judicial discretion in accordance with general equitable principles.  Neither the execution and delivery of the Agreement by Seller nor the consummation by Seller of the transactions contemplated hereby will (i) violate Seller’s Certificate of Incorporation or Bylaws, (ii) violate any provisions of law or any order of any court or any governmental unit to which Seller is subject, or by which any of the Purchased Assets are bound, or conflict with, result in a breach of, or constitute a default under any indenture, mortgage, lease, agreement, or other instrument to which Seller is a party or by which it or any of the Purchased Assets are bound, or (iii) result in the creation of any lien, charge, or encumbrance upon any of the Purchased Assets.

Section 3.3

Personal Property.  Seller has good and marketable title to all of its Purchased Assets free and clear of all liens, claims, charges, security interests, and other encumbrances of any kind or of any nature.  The Purchased Assets include all rights, properties, interest in properties, and assets necessary to permit Purchaser to carry on the Golf  League Business as the same has heretofore been conducted by Seller.

Section 3.4

Compliance with Laws.

Seller, to the best of its knowledge, is not subject to any judgment, order, writ, injunction, or decree that adversely affects, or might in the future reasonably be expected to adversely affect any of the Purchased Assets or the Golf  League Business.  Seller is, to the best of its knowledge, in substantial compliance with all laws applicable to the Business and the Purchased Assets, including without limitation, all laws related to zoning, occupational safety, labor, wages, working hours, working conditions, environmental protection, and fair business practices.  Seller, to the best of its knowledge, has all permits, licenses, approvals, consents, and authorizations which are required for the operation of Seller’s business under federal, state, or local laws, rules, and regulations.

Section 3.5

Litigation.

Except as provided herein, there are no formal or informal complaints, investigations, claims, charges, arbitration, grievances, actions, suits, or proceedings pending, or to the knowledge of Seller threatened against any of the Purchased Assets at law or in equity or admiralty, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign which would affect the purchased assets materially.  Seller is not subject to any order, writ, injunction, or decree of any federal, state, municipal court, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting the Purchased Assets.

Section 3.6

Brokers and Finders.

Seller has not incurred any obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the transactions contemplated hereby.

Section 3.7

Governmental Approval and Consents.

Seller has obtained all governmental approvals, authorizations, permits, and licenses required to permit the operation of the Business as presently conducted.

Section 4.  REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller as follows:

Section 4.1

Organization and Qualification.

Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has all necessary power and authority to conduct its business, to own, lease, or operate its properties in the places where such business is conducted and such properties are owned, leased, or operated.

Section 4.2

Authority.

Purchaser has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery, and performance of this Agreement by Purchaser has been duly and validly authorized and approved by all necessary action on the part of Purchaser, and this Agreement is the legal, valid, and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally, and by the exercise of judicial discretion in accordance with equitable principles.  Neither the execution and delivery of this Agreement by Purchaser nor the consummation by Purchaser of the transactions contemplated hereby will (i) violate Purchaser’s articles of incorporation or bylaws, (ii) violate any provisions of law or any order of any court or any governmental unit to which Purchaser is subject, or by which its assets may be bound, or (iii) conflict with, result in a breach of, or constitute a default under any indenture, mortgage, lease, agreement, or other instrument to which Purchaser is a party or by which its assets or properties may be bound.

Section 4.3

Litigation.

There is no suit, action, proceeding, claim or investigation pending, or, to Purchaser’s knowledge, threatened, against Purchaser which would prevent Purchaser from consummating the transactions contemplated by this Agreement.

Section 4.4

Brokers and Finders.

Purchaser has not incurred any obligation or liability to any party for brokerage fees, agent’s commissions, or finder’s fees in connection with the transactions contemplated hereby.

Section 5.  Indemnification

For the purposes of this Section 5, the terms “Loss” and “Losses” shall mean any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including without limitation, interest, penalties, and reasonable attorneys’ and other professional fees and expenses.  All statements contained in any certificate, Exhibit or Schedule delivered by or on behalf of Purchaser or Seller pursuant to this Agreement shall be deemed representations and warranties hereunder by Purchaser or Seller, as the case may be.  Any inspection, preparation, or compilation of information or Schedules, or audit of the inventories, properties, financial condition, or other matters relating to Seller conducted by or on behalf of Purchaser pursuant to this Agreement shall in no way limit, affect, or impair the ability of Purchaser to rely upon the representations, warranties, covenants, and agreements of Seller set forth herein.

Section 5.1

Agreement of Seller to Indemnify Purchaser.

(a)

Subject to the terms and conditions of this Section 5, Seller hereby agrees to indemnify, defend, and hold harmless Purchaser from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Purchaser by reason of, resulting from, or based upon: (i) the inaccuracy or untruth of any representation or warranty of Seller contained in or made pursuant to this Agreement or in any certificate, Schedule, or Exhibit furnished by Seller, in connection with the execution and delivery of this Agreement and the closing of the transactions contemplated hereby, (ii) the breach by Seller of any covenant or agreement made in or pursuant to this Agreement or any agreement executed by Seller, and delivered to Purchaser in connection with the Closing of the transactions contemplated hereby; and (iii) any Excluded Liability including without limitation the failure to comply with the bulk sales law.

(b)

Seller’s obligation to indemnify Purchaser for Losses is subject to the condition that Seller shall have received notice of the Losses for which indemnity is sought on or before December 31, 2006.

(c)

Purchaser’s remedies against Seller for any Losses hereunder shall be cumulative, and the exercise by Purchaser of its right to indemnification hereunder shall not affect the right of Purchaser to exercise any other remedy at law or in equity, to recover damages, or to obtain equitable or other relief, provided, that Seller shall not be liable for damages in excess of the actual damages suffered by Purchaser as a result of the act, circumstance, or condition for which indemnification is sought.

Section 5.2

Agreement of Purchaser to Indemnify Seller.

(a)

Subject to the terms and conditions of this Section 5, Purchaser hereby agrees to indemnify, defend, and hold harmless Seller from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Seller by reason of, resulting from or based upon: (i) the inaccuracy or untruth of any representation or warranty of Purchaser, contained in or made pursuant to this Agreement or in any certificate, Schedule, or Exhibit furnished by Purchaser, in connection with the execution and delivery of this Agreement or the closing of the transactions contemplated hereby, or (ii) the breach by Purchaser of any covenant or agreement made in or pursuant to this Agreement or any agreement executed by Purchaser, and delivered to Seller in connection with the Closing of the transactions contemplated hereby.

(b)

Purchaser’s obligation to indemnify Seller for Losses is subject to the condition that Purchaser shall have received notice of the Losses for which indemnity is sought on or before December 31, 2006.

(c)

Seller’s remedies against Purchaser for any Losses hereunder shall be cumulative, and the exercise by Seller of its right to indemnification hereunder shall not affect the right of Seller to exercise any other remedy at law or in equity, to recover damages, or to obtain equitable or other relief, provided, that Purchaser shall not be liable for damages in excess of the actual damages suffered by Seller as a result of the act, circumstance, or condition for which indemnification is sought.

SECTION 6.  Post Closing Matters

Section 6.1

Further Assurances.

From and after the date hereof, Seller agrees, without further consideration, to execute and deliver promptly to Purchaser, such further consents, waivers, assignments, endorsements, and other documents and instruments, and to take all such further actions, as Purchaser may from time to time reasonably request, with respect to the assignment, transfer, and delivery to Purchaser of the Purchased Assets, and the fulfillment of any condition precedent to the obligations of Purchaser that was waived by Purchaser in order to close the transactions contemplated herein, and the consummation in full of the transactions provided for herein.

Section 6.2

Definitions.

As used herein, the following capitalized terms are used with the meanings thereafter ascribed:

“Affiliate” means any person or entity directly or indirectly Controlling, Controlled by, or under common Control with Seller.

“Area” means the United States, Canada, and Mexico.

“Competing Enterprise” means any person or entity that is substantially engaged in the Tour Business.

“Control” means the power to direct the management and affairs of a person.

“Trade Secrets” means information of the Golf League Business which derives economic value, actual or potential, from not being generally known and not being readily ascertainable by proper means to other persons who can obtain economic value from its disclosure or use and which is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality, but shall not include Excluded Information.  Trade Secrets may include both technical or non-technical data, including without limitation,  (a) any process, machine, pattern, compilation, program, method, technique, formula, chemical formula, composition of matter, or device which (1) is not generally known or which the Seller, with respect to the Business has a reasonable basis to believe may not be generally known, (2) is being used or studied by the Business and is not described in a printed patent or in any literature already published and distributed externally by Seller with respect to the Business, and (3) is not readily ascertainable from inspection of a product of the Business; (b) any engineering, technical, or product specifications including those of features used in any current product of the Business or which may be so used, or the use of which is contemplated in a future product of the Business; (c) any application, operating system, communication system, or other computer software (whether in source or object code) and all flow charts, algorithms, coding sheets, routines, subroutines, compilers, assemblers, design concepts, test data, documentation, or manuals related thereto, whether or not copyrighted, patented, or patentable, related to or used in the Business;  or (d)  information concerning the customers, suppliers, products, pricing strategies of the Business, personnel assignments and policies of the Business, or matters concerning the financial affairs and management of the Business; provided however, that Trade Secrets shall not include any Excluded Information.  As used herein, “Excluded Information” means information (i) which has been voluntarily disclosed to the public by the Business, (ii) independently developed and disclosed by parties other than the Business, or (iii) that otherwise enters the public domain through lawful means or without misappropriation by Seller.

Section 6.3

Trade Secrets.

Seller for itself and each Affiliate acknowledges and agrees that all Trade Secrets related expressly to the Golf league Business, and all physical embodiments thereof, are a part of the Purchased Assets are confidential to and shall be and remain the sole and exclusive property of Purchaser.  Seller for itself and each Affiliate agrees that all Trade Secrets related to the Golf League Business will be held in trust and strictest confidence, that each Affiliate shall protect such Trade Secrets from disclosure, and that each Affiliate will make no use of such Trade Secrets without prior written consent of Purchaser.  The obligations of confidentiality contained in this Section shall apply from the date of this Agreement and with respect to all Trade Secrets at all times thereafter, until such Trade Secret is no longer a trade secret under applicable law.

Section 6.4

Remedies.

Seller for itself and any Affiliate covenants and agrees that Purchaser by virtue of the consummation of the transactions contemplated by this Agreement will be engaged in the Golf league Business in and throughout the Area, and that great loss and irreparable damage would be suffered by Purchaser if Seller should breach or violate any of the terms or provisions of the covenants and agreements set forth in this Section.  Seller for itself and any Affiliate, further acknowledges and agrees that each such covenant and agreement is reasonably necessary to protect and preserve unto Purchaser the benefit of its bargain in the acquisition of the Golf League Business, including, without limitation, the good will thereof.  Therefore, in addition to all the remedies provided in this Agreement, or available at law or in equity, Seller for itself and any Affiliate jointly and severally agrees Purchaser shall be entitled to a temporary restraining order and a permanent injunction to prevent a breach or contemplated breach of any of the covenants or agreements of Seller contained in this Section 6.  The existence of any claim, demand, action, or cause of action of Seller against Purchaser shall not constitute a defense to the enforcement by Purchaser of any of the covenants or agreements herein whether predicated upon this Agreement or otherwise, and shall not constitute a defense to the enforcement by Purchaser of any of its rights hereunder.

Section 6.5

Blue Penciling.

In the event that any one or more of the provisions, or parts of any provisions, contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, the same shall not invalidate or otherwise affect any other provision hereof, and the parties hereto agree that such provisions shall be reformed to set forth the maximum limitations permitted under applicable law.  Specifically, but without limiting the foregoing in any way, each of the covenants of the parties to this Agreement contained herein shall be deemed and shall be construed as a separate and independent covenant and should any part or provision of any of such covenants be held or declared invalid by any court of competent jurisdiction, such invalidity shall in no way render invalid or unenforceable any other part or provision thereof or any other covenant of the parties not held or declared invalid.

Section 7.  General Provisions

Section 7.1

Bulk Sales Law Waiver.

Purchaser and Seller each agree to waive compliance by the other with the provisions of the bulk sales law or comparable law of any jurisdiction to extent that the same may be applicable to the transactions contemplated by this Agreement.  Seller agrees to indemnify and hold Purchaser harmless from and against any loss, damage, liability, cost, expense or claim arising out of any failure to take any required actions under the bulk sales or comparable law of any state.

Section 7.2

Expenses.

Except as set forth in Section 2 hereof, all expenses incurred by the parties hereto in connection with or related to the authorization, preparation, and execution of this Agreement and the Closing of the transaction contemplated hereby, including without limiting the generality of the foregoing, all fees and expenses of agents, representatives, counsel, and accountants employed by any such party, shall be borne solely and entirely by the party which has incurred the same.

Section 7.3

Assignment; Binding Effect.

This Agreement shall be binding upon the parties hereto and their respective successors, permitted assigns and permitted transferees.

Section 7.4

Headings.

The Section, subsection, and other headings in this Agreement are inserted solely as a matter of convenience and for reference, and are not a part of this Agreement.

Section 7.5

Counterparts.

This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one counterpart has been signed by each party and delivered to the other party hereto.

Section 7.6

Governing Law.

This Agreement shall be construed under the laws of the State of North Carolina.

Section 7.7

Partial Invalidity.

Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

Section 7.8

Survival.

The covenants, representations, warranties, and agreements contained herein shall survive the Closing of the transactions contemplated herein, for the length of time that Purchaser or Seller, as the case may be, may assert an indemnification claim for a breach or violation of such covenant, representation, warranty, or agreement pursuant to Section  hereof.

Section 7.9

Arbitration.

Any controversy, dispute, or claim arising out of or relating to this Agreement or a claimed default hereunder, other than requests for injunctive relief or damages for a breach of a Restrictive Covenant including without limitation Sections 6.2, 6.3, 6.4, and 6.5 hereof, shall be resolved by arbitration in accordance with the rules of the American Arbitration Association (the “AAA”), by which each party will be bound.

IN WITNESS WHEREOF, each party hereto has executed this Agreement, or caused this Agreement to be executed on its behalf by its duly authorized officers, all as of the Closing Date.

Seller

Purchaser

Greens Worldwide Incorporated

US Pro Golf League, Inc.

An Arizona Corporation

A Nevada Corporation

By:  ________________________

By:  __________________________

Its CEO

                             Its President